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Albany Molecular Research, Inc.

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On June 6, 2017, Albany Molecular Research, Inc. delivered the following communication to its employees:

PROJECT CAPITAL

Bill Marth Employee Video Script

1.	Hello, and thank you for joining me today to discuss the news we announced earlier this morning. A copy of the press release and associated disclosures are available on our intranet and web site. This is an exciting time for all of us in the AMRI family.

2.	As you know, we have announced an agreement to join forces with two highly regarded private equity firms, the Carlyle Group and GTCR to take the company private.

3.	This is a significant step in our 25 year history, and one that I and the rest of the management team believe sets the stage for a very bright future for our company and its people, our customers and the broader patient community that we come to work every day looking to serve.

4.	Although there are some steps that must happen between now and the closing of the transaction, we expect those steps to happen over the course of the summer. We expect that there will be a meeting of our shareholders to vote on the transaction in the third quarter, and if the transaction is approved that we would close the transaction shortly after that. Until that time, we remain a public company, with the same responsibilities and obligations.

5.	Let me explain further.

6.	First, we will now be able to further our strategy in alignment with two strong parties who are interested in growing our business.

7.	Second, we expect that Carlyle and GTCR will have financial flexibility to enhance and capitalize on the infrastructure we have, invest in new development initiatives and continue building on the solid platform that we have all worked so hard to create.

8.	And third, we will maintain our current strategy with no interruption to our work, our culture and values or our recently launched rebranding initiative.

9.	Now, let me say a few words about Carlyle and GTCR. Both are leading firms that have made extensive and highly successful investments in healthcare and pharmaceutical companies.

10.	They understand the business in which we operate and the ultimate objective of our work, which is providing exact science and expert solutions to our customers and to patients that use the products we develop and manufacture.

11.	Over the past few months we have had many discussions and meetings with the Carlyle and GTCR teams.

12.	Over the course of those meetings, we developed strong respect for Carlyle and GTCR, as well as a shared vision for the potential of AMRI.

13.	They have a track record of supporting management teams with capital resources, which will allow us to accelerate our growth strategy and initiatives to deliver world-class solutions to our customers.

14.	Under private ownership, we will have greater operational flexibility to invest and grow our business, putting us well on our way to becoming a top player in the CDMO industry.

15.	Please never lose sight of the fact that our talented base of employees is an essential part of our business and a key component of what makes our business attractive.

16.	Your talent, your expertise and your valued contributions to AMRI have been and will continue to be crucially important in ensuring the continued successful execution of our strategy and operations.

17.	I recognize that change can mean uncertainty, and it will take some time to absorb this news.

18.	I’m sure you will have questions about what this will mean. I and the rest of the management team will provide updates and answers as we move forward to close the transaction.

19.	This is yet another milestone event for us, and I hope that you will share my enthusiasm for it. I look forward to continuing my role as Chief Executive Officer of AMRI, continuing to work with all of you to further our vision.

20.	We look forward to working together as we embark on the next stage of our journey.

21.	Thank you for all you do…and will do…to ensure a bright future for AMRI.

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